                                                                   EXHIBIT 10.33


                               Collocate Contract No. _________________________
                               Collocate Schedule No. _________________________
                                        Amendment No. _________________________
                                              CRF No. _________________________
                                  Credit Approval No. _________________________


                                        COLLOCATE AGREEMENT

                        WorldCom Network Services, Inc.(R)

THIS AGREEMENT is entered into this ______________ day of ___________, 199_, between WORLDCOM NETWORK SERVICES, INC.(R) ("WORLDCOM"), and TELEHUB NETWORK SERVICES CORPORATION, an Illinois corporation, with its principal office at:
1375 Tri-State Pkwy #250, Gurnee, IL 60031

                                    RECITALS

     A. WORLDCOM owns or leases certain facilities locations (the "PREMISES") described in the WORLDCOM Collocate Schedule(s) (the "COLLOCATE SCHEDULES") and amendments thereto, if any, identified herewith and made a part hereof, at which PREMISES certain services shall be provided in conformity with the applicable specifications set forth in Exhibits to this Agreement and each relevant WORLDCOM Collocate Schedule. Each WORLDCOM Collocate Schedule concerning the above named parties shall be effective upon its being dated and properly subscribed by the parties and, together with the terms hereof, shall constitute the exclusive agreement between the parties with respect to allocated and designated spaces (the "SPACE") at the PREMISES (all such documents being collectively designated as the "AGREEMENT").

     B. Customer desires access to the Premises and to locate therein certain telecommunications equipment and cabling (hereinafter the "EQUIPMENT") for the purpose of interconnecting the Equipment with WORLDCOM'S telecommunications network (the "WORLDCOM Network").

     C. WORLDCOM and one or more of its Affiliates is willing to grant Customer a nonexclusive limited license to occupy a portion of the Premises upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, WORLDCOM and Customer hereby agree as follows:

1. LIMITED LICENSE TO OCCUPY, INTERCONNECTION RESTRICTIONS AND RELOCATION PROVISIONS. WORLDCOM hereby grants to Customer a nonexclusive limited license to occupy the portion of the Premises depicted in each attached WORLDCOM Collocate Schedule (the "SPACE"). Upon completion of the Buildout Services and Improvements Relevant to Space, (shown in Exhibit I to each Collocate Schedule) and the acceptance of such Improvements by Customer after their inspection, the Space shall be deemed by the parties as then accepted "AS-IS" by Customer. Customer may use the Space only for the purposes of installing, maintaining and
operating the Equipment to interconnect with:    (i) digital telecommunications
services provided to Customer or Customer's customer(s) by WORLDCOM and (ii) local serving arrangements as set forth below. Each Collocation Schedule, and any amendments thereto, when dated and subscribed by Customer and WORLDCOM, shall incorporate the terms and conditions of this Agreement. References in this Agreement to rights or obligations of WORLDCOM shall refer to the rights and obligations of WORLDCOM and its authorized affiliate as may be named in the appropriate Collocation Schedule for the Space and Premises to which it pertains. In the event of any conflict or inconsistency between this Agreement and the terms set forth in a Collocation Schedule, terms of the Collocation Schedule shall in all cases prevail, but only for the Space identified in the conflicting or inconsistent Collocation Schedule.

     Customer may interconnect the Equipment with telecommunications services provided by third parties only with the prior written consent of WORLDCOM except
in those cases where such interconnection:   (i) will provide Customer with
interexchange service or switched service which cannot be provided by WorldCom with reasonably acceptable quality or diversity to a location which is served by such third party, and such third party is located in the same building in which the applicable Premises are located, (ii) is with an alternate access facility (i.e. Customers or a third party's located in the same building in which the applicable Premises are located, or (iii) is with Customer's other equipment within the same building in which the applicable Premises are located (i.e., Customer's "close located" equipment). WORLDCOM is granted a right of first refusal in providing all interconnect telecommunications services to Customer. Said right of first refusal shall be exercised by Customers providing WORLDCOM with its requirements for such interconnection and WORLDCOM shall have the right to bid on the provision of such service. If WORLDCOM'S bid is lower than any bona fide competing bid or quote received by Customer and fully disclosed to WORLDCOM, and the terms, conditions, quality and reliability of WORLDCOM services are equal to or better than such competing bid or quote in Customer's reasonable judgment, then, Customer shall enter into an appropriate safe agreement with WorldCom for such services. If Customer is in breach of this provision, WorldCom may pursue any LOYAL OR equitable remedy, including without limitation, immediate termination of this limited license pursuant to Paragraph 11 of this Agreement.

               CONFIDENTIAL MATERIALS
-------------------------------------------------------------------------------

                                 Collocate Contract No. _______________________
                                 Collocate Schedule No. _______________________
                                          Amendment No. _______________________
                                                CRF No. _______________________
                                    Credit Approval No. _______________________

     In all cases, Customer shall always first request DS-1, DS-3 or greater service level capacities exclusively from WORLDCOM. WORLDCOM shall cooperate with Customer to either permit or provide Customer with necessary entrance facility transmission capacity at voice grade or through DS-1 level service, of up to one 25 pair copper cable, only, as the case may require, over facilities obtained or to be obtained by WORLDCOM for special or switched access to local access transport areas over WORLDCOM's local serving arrangements (the "LSAs") with local exchange carriers, i.e., local exchange telephone service companies (the "LECs"); provided, however, capacity over WORLDCOM's LSA is not otherwise
available and already committed.   If Customer utilizes third party services
through the DS-1 level and WORLDCOM has such capacity available and uncommitted, WORLDCOM is permitted to charge Customer (i) with respect to DS-1 level and lesser capacity a monthly amount equal to WORLDCOM's then current charge for the LSA capacity in question as is generally available to WORLDCOM customers, and
(ii) with respect to DS-3 and greater capacity levels an amount reasonably determined by WORLDCOM on an individual case basis (the "MONTHLY RECURRING LSA ANCILLARY SERVICE CHARGE"). The Monthly Recurring LSA Ancillary Service Charge, once established, shall be fixed for the period during which the interexchange service or switched service initially associated therewith is contracted for and provided to Customer subject, however, to adjustment not to exceed the rate that otherwise would be charged Customer for the equivalent capacity between the same points by the relevant LEC. In the event Customer requests DS-1 capacity over such LSAs for the purpose of obtaining switched access service into the LEC's central office or serving wire center and WORLDCOM agrees, Customer shall not be subject to a Monthly Recurring LSA Ancillary Service Charge, if, and to the extent, only, WORLDCOM receives a charge reduction to such LSA from the LEC providing the LSA, and, provided, further, Customer shall be directly liable to the LEC for all charges associated with any such switched access service.

     If WORLDCOM is unable or unwilling to provide capacity over WORLDCOM's LSA, Customer may obtain its own entrance facility transmission capacity from the relevant LEC with no additional charge to Customer from WORLDCOM accruing. In such case, however, Customer shall direct the LEC to conform its installation of such facilities to the directives of WORLDCOM. Notwithstanding any provisions of this Agreement to the contrary, Customer may interconnect its transmission capacity with other providers of telecommunications services at the relevant LEC's central office or serving wire center at which entrance facility transmission capacity is terminated.

     All cross connections relevant to interconnecting the Equipment with WORLDCOM or Customer controlled entrance facility transmission capacity or third party services or equipment shall be established through WORLDCOM'S common cross-connect panel in each of the Premises. A "cross connect" is an electrical connection made between two DS-1 circuits on a DSX-1 cross-connect panel or two DS-3 circuits on a DSX-3 cross-connect panel, and similarly otherwise, which then interconnects the Equipment with other telecommunications services. WORLDCOM may exclusively provide appropriate cable facilities (i.e., patch cords and cables required to connect DSX-N jacks) between the Equipment and WORLDCOM's common cross-connect panel located at the Premises. A cross-connect may be permitted to attach a telecommunications path between the Equipment and any other third party, provided WORLDCOM, in its reasonable judgment, grants advance written consent to Customer's cross-connect request. Customer agrees to pay for the cross-connect services either at rates and terms in accordance with Customer's digital service agreement with WORLDCOM, or, if such rates are not provided by WORLDCOM or Customer has no transmission service agreement with WORLDCOM, then, in accordance with WORLDCOM's then current published recurring and non-recurring charges for cross-connects and/or applicable ancillary services. Cross-connect charges payable to WORLDCOM are to be determined by WORLDCOM according to the level and type of facilities to be connected. Any cross-connect provided shall not be provided for any period beyond the expiration of the Term of the license relevant to the Space in which the Equipment is located. Customer may not provide, or make available to any third party, space within the Collocation Space without WORLDCOM's prior written consent. If Customer should provide, or make available to any third party, space within the Collocation Space without obtaining the written consent of WORLDCOM, Customer shall be in breach of this Agreement and WORLDCOM may pursue any legal or equitable remedy, including but not limited to the immediate termination of the pertinent license.

     WORLDCOM shall not arbitrarily require Customer to relocate the Equipment; however, upon one hundred twenty (120) days' prior written notice or, in the event of an emergency, such lesser time as may be reasonable or necessary, WORLDCOM may require Customer for a good and substantial reason and not solely to accommodate another collocate customer to relocate the Equipment to a site which shall afford acceptable environmental conditions for the Equipment and comparable accessibility to the Equipment. All costs of relocating the Equipment shall be borne by Customer, provided, however Customer shall not be required to pay for the cost of improving the replacement WORLDCOM Space to which the Equipment may be relocated. Unless otherwise provided in the written Collocation Schedule, each visit by Customer or its designee to the Space for security purposes may require advance permission or escort services to be furnished by WORLDCOM from the time Customer's Employee or representative sign(s) in upon arriving at and entering the Premises to the time such personnel signs out upon leaving. WORLDCOM will specify in writing to Customer those locations that require escort. Charges for escort services may be charged as a dispatch labor charge in an amount that is not more than WORLDCOM customarily charges its best customers for similar services under like circumstances and calculated so as to provide WORLDCOM with reimbursement for its actual costs.

2. SERVICE; STANDARD SPECIFICATIONS; SPECIAL TERMS. WORLDCOM shall provide Customer with access and the services (collectively called the "Services") described in Exhibits attached to each WORLDCOM Collocate Schedule. The Services shall be performed at the Space during the Term (as hereinafter defined) of the relevant limited license to the Space and any month-to-month extensions thereof. WORLDCOM shall use reasonable efforts to provide Services without interruption; however, WORLDCOM does not warrant that the Services shall be free from interruptions and WORLDCOM shall not be liable for any failure to provide the Services. However, a prolonged and continued failure by WORLDCOM to provide the Services or the environment required to adequately operate or maintain the Equipment, (and assuming no force majeur event is the cause of such failure), after allowing WORLDCOM adequate time to correct its failure, and after written notice from Customer, and such failure condition persists, Customer may terminate this Agreement as to the particular Space affected by such failure. Upon any such termination, neither party shall have any further or other liability to the other, for damages or otherwise, except for obligations under the Agreement which survive such termination, such as, but not necessarily limited to, the removal of the Equipment and restoration of the Space by Customer.



                             CONFIDENTIAL MATERIALS
-------------------------------------------------------------------------------

                             Collocate Contract No. __________________________
                             Collocate Schedule No. __________________________
                                      Amendment No. __________________________
                                            CRF No. __________________________
                                Credit Approval No. __________________________

     If, at any time during the term of this Agreement, WORLDCOM receives a good faith offer in writing from another potential collocate customer concerning any rack, cabinet or Space that does not then have active WORLDCOM interexchange or switched services installed and being then utilized by Customer; and, if such offer is substantially similar to the terms and conditions of this Agreement, ("Competitive Offer") and such Competitive Offer would result in an overall net revenue advantage to WORLDCOM in the aggregate of least ten percent (10%), WORLDCOM agrees to negotiate in good faith with Customer to revise the rates and charges set forth above to be competitive with those set forth in the Competitive Offer. The parties agree that such negotiation will commence within thirty (30) days of WORLDCOM'S written notice to Customer of receipt of such Competitive Offer. Customer shall have a right of first refusal to match such Competitive Offer within sixty (60) days of the notice. WORLDCOM may, if the offer is not matched by Customer, thereupon reassign the Space, rack or cabinet concerned and realize the increased revenue opportunity with no further liability accruing between the parties to this Agreement regarding the individual Space, rack or cabinet concerned. Such right of first refusal as described immediately above, however, shall only apply to racks or cabinet Space not then providing direct interexchange or switched services minimum revenue comparable to that of the Competitive Offer. Notwithstanding anything in this paragraph to the contrary, however, Customer will be permitted to keep in reserve up to 25% of Customers contracted for Space in the WORLDCOM collocation facility concerned for Customer's future telecommunications equipment needs hereunder such as, but not necessarily limited to, space for operating ancillary approved equipment normally required for the proper use of Customer's collocated Equipment.

     Customer shall abide by the standard specifications as set forth in Exhibits incoporated in each WORLDCOM Collocate Schedule. Customer agrees to properly maintain all of its Equipment placed in the Space at Customer's sole expense. Customer acknowledges that it has been granted only a license to occupy the Space and that it has not been granted any real property interests in the Space.

     Special additional terms and conditions, if any, relevant to a particular Space may be negotiated between the parties but, to be binding on WORLDCOM, must be set forth in the appropriate WORLDCOM Collocate Schedule(s). Such special terms and conditions shall be, constitute and are hereby considered as "superseding provisions" which provisions shall control in the event of a conflict between such provisions and the terms stated in this Agreement.

     3. TERM OPTIONS TO RENEW AND POSSESSION. Customer's limited license to occupy each separate Space shall begin as of the Requested Service Date set forth in the site specific WORLDCOM Collocate Schedule or the date WORLDCOM completes the build-out of each individual Space, or the date the relevant Collocate Schedule is accepted and approved by WORLDCOM, whichever is set forth in the site specific Schedule as the "Billing Commencement Date". The term of Customer's license to occupy the Space shall be the period set forth as to each location as specified in the relevant WORLDCOM Collocate Schedule (the "Initial Terms"). Initial Terms available are month to month, or for a one, two, or three year duration. Initial Terms shall be specified for each location in the relevant Collocate Schedule. Any right granted to Customer to renew its license to occupy the Space shall be contingent upon the election of WORLDCOM to continue to own or lease the Premises in which the Space is located for the duration of the Term and any Renewal Period(s).

     The Initial Term and any Renewal Periods are collectively referred to as the "Term". Customer's opportunity to renew this limited license to occupy the Space shall be contingent upon WORLDCOM electing, in its sole discretion, to continue to own or lease the Premises in which the Space is located for the duration of the Renewal Period(s)

     Following the expiration of the Initial Term or Renewal Period, if any, stated in the relevant WORLDCOM Collocate Schedule(s) or failure of either of the parties to enter into any formal Renewal Periods, Customer's license shall continue in effect on a month-to-month basis upon the same terms and conditions specified herein and in the pertinent Collocate Schedule adjusted only as to then current pricing unless and until terminated by Customer or WORLDCOM upon thirty (30) days' prior written notification by Customer or WORLDCOM of non-renewal or termination shall be by certified mail or overnight message delivery, return receipt requested and such notification shall not be effective until actually received by WORLDCOM or Customer at its designated "Business Address". Delivery to Customer shall be presumed effective five days after mailing or placing with an overnight delivery carrier if undeliverable, refused or unclaimed by Customer.

     If WORLDCOM fails to tender possession of the Space to Customer on or before the approved Requested Service Date (as specified in the relevant WORLDCOM Collocate Schedule) this Agreement shall not be void or voidable of WORLDCOM tenders possession of the Space to Customer within a ninety (90) day period after such Requested Service Date and such tender is not late due to an impeding act or omission of Customer. Customer shall be liable for expense or losses to WORLDCOM caused by any impedance or improper act or omission of Customer. Customer may, upon written notice to WORLDCOM after failure by WORLDCOM to tender possession of the Space for causes other than the impeding acts or omissions of Customer, declare any relevant to the individual Premises concerned WORLDCOM Collocate Schedule

               CONFIDENTIAL MATERIAL
-------------------------------------------------------------------------------

                             Collocate Contract No. ___________________________
                             Collocate Schedule No. ___________________________
                                      Amendment No. ___________________________
                                            CRF No. ___________________________
                                Credit Approval No. ___________________________


to be null and void with no further obligation by Customer for the terminated Collocate Schedule; provided, however, other obligations of the parties regarding other collocation sites and Schedules will continue unabated and without offset.

     In the event WORLDCOM is delayed in tendering possession of the Space to Customer for any reason other than the impeding acts or omissions of Customer, Customer shall not be obligated to pay occupancy fees or other monthly service fees (as hereinafter defined) hereunder until such time as WORLDCOM does tender possession of the Space to Customer. WORLDCOM shall not be liable to Customer nor to any third party for any consequential or other damages resulting from any such delay or failure to tender possession.

4. FEES AND TAXES. Customer shall pay WORLDCOM a basic monthly occupancy fee set forth in each WORLDCOM Collocate Schedule (the "Basic Fee" or "Monthly Recurring Fee") for this limited license to locate its Equipment in the Space described therein.

     The Basic Fee shall be due and payable, in advance, without notice or demand; and without abatement, deduction, counterclaim or setoff commencing on the first day of the Term relevant to the license for the use of each Space and on the first day of each calendar month thereafter during the Term and any succeeding term, if applicable, (charges for partial months shall be prorated). The Basic Fee shall be increased on a pro rata basis by any increases in the rental incurred by WORLDCOM required under any pertinent lease relevant to the Premises in which the Space is located (the "LEASE"). Customer shall be liable to pay any increased occupancy Fee as of the date when WORLDCOM becomes liable for such payments. WORLDCOM shall notify Customer of such increase as soon as practicable. Neither Customer's abandonment nor vacating of the Space in violation of this Agreement shall relieve or reduce Customer's liability to WORLDCOM for fees and charges.

     Customer acknowledges that charges set forth in the WORLDCOM Collocate Schedules to this Agreement do not include taxes and certain space related expenses which may fluctuate due to third party landlord, regulatory agency or taxing authority actions. Customer agrees to reimburse WORLDCOM for any such applicable taxes, assessments, regulatory fees, expenses, utility increases or similar charges as prorated and based on Customer's use of the Space (exclusive of WORLDCOM'S income taxes); such taxes, fees and charges being generally included in the Basic Fee. Customer further agrees to reimburse WORLDCOM for all reasonable repair or restoration costs associated with damage or destruction caused by Customer's personnel, suppliers/contractors or visitors during the Term; or as a consequence of Customer's unauthorized activities or improper removal of Equipment or property from the Space. Customer agrees to indemnify, defend and hold WORLDCOM harmless from any liabilities, costs, expenses (including without limitation, reasonable expenses of investigation and attorney's fees and court costs), assessments, settlements or judgments arising out of or incidental to the imposition, assessment or assertion by any governmental authority of any tax or increase in tax liability which is or is claimed to be an obligation of Customer.

5. SERVICE FEE AND BUILD-OUT FEE. Customer shall pay to WORLDCOM for the Services rendered pursuant to this Agreement the service fee set forth in each applicable WORLDCOM Collocate Schedule (the "Service Fee"). The Service Fee shall be payable in advance commencing on the first day of the Term relevant to the license for the use of the Space and on the first day of each calendar month thereafter during the Term, and any succeeding renewal period as may be applicable. If Customer requests WORLDCOM provide services not delineated herein or in the relevant Collocate Schedule at any time during the Term, Customer agrees to pay WORLDCOM'S then current time and materials price for such services or items delivered as are then in effect. The Service Fee shall be paid without abatement, deduction, counterclaim or setoff immediately upon receipt of WORLDCOM invoice.

     Customer shall also pay to WORLDCOM the amount set forth in each WORLDCOM Collocate Schedule as Customer's share of the cost of the improvements to the Space required to be made by WORLDCOM in order to permit WORLDCOM to provide the Customer Services (the "BUILD-OUT FEE"). The Build-out Fee shall be payable to WORLDCOM as compensation for such costs upon Customer's execution of the WORLDCOM Collocate Schedule relevant to the Space concerned. Should this Agreement or any individual WORLDCOM Collocate Schedule terminate or be suspended by WORLDCOM due to Customer default prior to Customer paying the balance of any Build-out Fee, then, and in that event, WORLDCOM shall be entitled to accelerate and immediately collect the balance of any such Build-out Fee from Customer. Failure to fully pay the Build-out Fee as agreed or upon any acceleration, will be deemed a material default hereunder.

6. LANDLORD SERVICES. It is understood and agreed that WORLDCOM shall not directly render any of the services provided by the landlord of non-owned WORLDCOM facilities (the "Landlord") in Premises in which the Space may be located to Customer under an appertaining Lease, but, rather, all services provided by the Landlord to WORLDCOM in such facilities shall be made available on a limited license basis to Customer the same as are made available to WORLDCOM.

     WORLDCOM shall use reasonable efforts to keep the Space free from interruption of service; however, WORLDCOM does not guarantee that the use of the Space shall be free from interruption for any reason. WORLDCOM warrants only that the Space shall conform to the standard specifications set forth in an Exhibit to the WORLDCOM Collocate Schedule(s). Notwithstanding the foregoing nor anything contained in this Agreement to the contrary, WORLDCOM shall not be liable for any failure of the Space to be fit for the purpose to which Customer intends to put the Space after buildout and Customer acceptance of the Space; which acceptance shall be evidenced by Customer occupancy. Occupancy shall be considered proof of full, complete and proper performance by WORLDCOM concerning the Space.

                                      Collocate No. ___________________________
                             Collocate Schedule No. ___________________________
                                      Amendment No. ___________________________
                                            CRF No. ___________________________
                                Credit Approval No. ___________________________

7. INSURANCE. Customer shall obtain, pay for and unceasingly maintain insurance coverages and in amounts of coverage not less than those set forth below and shall provide WORLDCOM timely certificates as issued by insurance companies satisfactory to WORLDCOM to evidence such existing coverages. Such certificates shall provide that there shall be no termination, non-renewal, or modification of such coverage without thirty (30) days' prior written notice to WORLDCOM. In the event of any failure by Customer to comply with the provisions of this paragraph, WORLDCOM may, at its option, on notice to Customer, suspend this Agreement until Customer is in full compliance with this Paragraph 7, or terminate this Agreement. The following types and minimum coverages shall apply:

     a. Worker's Compensation insurance complying with the law of the state or states of Customer's operation, whether or not such coverage is required by law, and Employer's Liability insurance with limits of $500,000 per each employee and $500,000 disease policy limit. If work is to be performed in Nevada, North Dakota, Ohio, Washington, Wyoming or West Virginia, Customer shall purchase Workers' Compensation in the State Fund established in these respective states. Stop Gap coverage, and, if available, Employers Overhead coverage, shall also be purchased.

     b. Commercial General Liability insurance with a combined single limit for bodily injury and property damage of $1,000,000 per each occurrence and General and Products Liability aggregates of not less than $2,000,000 covering all obligations or operations of Customer is required. The policy shall include no modifications that reduce the standard coverages provided under a Commercial General Liability Insurance policy form.

     c. Business Automobile Liability insurance with a combined single limit for bodily injury and property damage of $1,000,000 per each occurrence, with such insurance to include coverage for all owned, non-owned and hired vehicles.

     d. Excess or Umbrella Liability coverage with a combined single limit for bodily injury and property damage of not less than $1,000,000 per each occurrence shall be in force with an annual aggregate of $1,000,000 to apply in excess of all other insurance coverages required above.

     In the event coverage is denied or reimbursement of a properly presented claim is disputed by the carrier for insurance provided in (a) through (d) above, Customer shall, upon written request, provide WORLDCOM with a certified copy of the involved insurance policy or policies within ten (10) business days of receipt of such request.

     Customer waives its right and underwriter's right of subrogation against WORLDCOM, and WORLDCOM's officers, directors, agents, employees, and shareholders, provided that such waiver prior to loss does not void or alter coverage.

     Neither the insurance required herein nor the amount and type of insurance maintained by Customer, shall limit or affect the extent of Customer's liability to indemnify WORLDCOM hereunder for injury, death, loss or damage.

     WORLDCOM, and its affiliates, shall not insure or be responsible for any loss or damage to property of any kind owned, licensed or leased by Customer or its employees, servants and agents. Any policy of insurance covering the property owned, licensed or leased by Customer against loss by physical damage or otherwise shall provide that the underwriters have given their permission to waive their rights of subrogation against WORLDCOM, its affiliates and their directors, officers, employees, subsidiaries, including the directors, officers and employees thereof.

The named insured certificate holder
must be shown as:                            WORLDCOM NETWORK SERVICES, INC. (R)
                                             Attn: Contract Administration
                                             6929 N. Lakewood Ave., M.D.1.1-205A
                                             Tulsa,OK 74117-1808

     If Customer utilizes contractors(s) per this Agreement, then Customer shall require all such contractors(s) to comply with these insurance requirements and to supply to WORLDCOM certificates of insurance before any work by such contractor or any of its subcontractors commences.

     If additional insurance coverages are required by the Landlord pursuant to the Lease relevant to the Space in question, Customer hereby agrees to comply with the Landlord's requirements under the Lease, including as the Lease may be modified from time to time provided, however, Customer will be notified in writing at least 60 days in advance of such modifications.

8. IMPROVEMENTS TO SPACE AND PREMISES; QUIET ENJOYMENT. In the event
Customer desires to make improvements to the Space and such Improvements are deemed to be material and substantial as determined by WORLDCOM ("Material Improvements"), Customer shall submit all plans and specifications for such work to be performed in the Space to WORLDCOM for WORLDCOM's prior written approval, which approval shall not be unreasonably withheld or delayed. WORLDCOM shall exclusively submit all such plans and specifications for Material Improvements to the Landlord if applicable for the Landlord's prior written approval where appropriate. No construction for Material Improvements may commence until both of the foregoing written consents are obtained. Customer covenants and agrees that its use of the Space shall not interfere with WORLDCOM's use of its Premises or any other tenants' use of their premises in the building in which the Premises are located. WORLDCOM covenants and agrees with Customer that WORLDCOM's use of the Premises and/or the use of the Premises by WORLDCOM's other customers shall not unreasonably interfere with Customer's use of the Space.

     Customer shall not employ any contractor to perform Material Improvements unless previously approved in writing by WORLDCOM (which approval shall not be unreasonably withheld), and, further, where appropriate, unless approved in writing by the Landlord. Customer and each contractor and subcontractor participating in performing Material Improvements shall warrant that such work shall be kept free from all mechanic's and/or materialman's liens and free from any and all defects in workmanship and materials for the period of time which customarily applies in good contracting practice, but in no event for less than one (1) year after the acceptance of the work by Customer and WORLDCOM. The aforesaid warranties of each such contractor and subcontractor and Customer shall include the obligation to repair or replace in a thoroughly first-class and workmanlike manner all defects in workmanship and materials without additional charge. All the Material Improvements shall be covered in the contracts and subcontracts for performance of Customer's work and shall be written so that they shall inure to the benefit of WORLDCOM and

                             Collocate Contract No. __________________________
                             Collocate Schedule No. __________________________
                                      Amendment No. __________________________
                                            CRF No. __________________________
                                Credit Approval No. __________________________


Customer as their respective interests may appear. Such warranties shall be so written that they can be directly enforced by either Customer or WORLDCOM, and Customer shall give to WORLDCOM any assignment, permission or other assurance requested to effectuate the same.

     It shall be Customer's responsibility to cause each of Customer's contractors and subcontractors to maintain continuous protection of the premises adjacent to the Space in such manner as to prevent any damage to adjacent property by reason of the performance of such work.

     All work to be performed under this Paragraph 8 shall be coordinated with all work being performed by WORLDCOM and other tenants of the building in which the Premises are located. The contractor or subcontractor shall comply with all procedures and regulations prescribed by WORLDCOM and the Landlord of the Premises for integration of Customer's work with the work to be performed in connection with the construction of the building, and all construction within the building which comprises or contains the Premises.

     All fixtures, alterations, additions, repairs, improvements and/or appurtenances attached to or built into, on or about the Space prior to or during the Term of the limited license relevant thereto, whether by WORLDCOM at its expense or at the expense of Customer, or by Customer at its expense or by previous occupants of the Space, shall be and remain part of the Space and shall not be removed by Customer at the end of the Term of the limited license relevant to the Space. Upon the termination or expiration of the Term relevant to the Space, WORLDCOM may allow Customer thirty (30) days after the date of such termination or expiration, at Customer's sole cost and expense, to remove Customer's trade fixtures (including, but not limited to, rectifiers/chargers, batteries, AC power conditioning equipment, telecommunication switching equipment, channel banks, etc.) installed by Customer provided that the Space is restored by Customer to its original condition before the installation of such items, reasonable wear and tear excepted, and that all such work (including restoration) is performed in accordance with the other provisions of this Agreement. If Customer shall fail to complete such removal and restoration where permitted by WORLDCOM within the aforesaid thirty (30) day time period, all such trade fixtures remaining within the Space or at the Premises may, at WORLDCOM'S option, without notice, be deemed abandoned whereupon such items and equipment will become the sole property of WORLDCOM, and WORLDCOM may dispose of such items, equipment and trade fixtures as it deems appropriate without liability to Customer at any other firm, person or entity. Customer shall continue to pay the Basic Fee and other Fee(s) specified in the relevant WORLDCOM Collocate Schedule until the earlier of: (i) Customer's removal of such trade fixtures and completion of such restoration or (ii) WORLDCOM'S taking possession of such trade fixtures as set forth above; but, in any event, not later than forty (40) days after the termination date. All work affecting the Space shall be in compliance with all laws, ordinances, rules, regulations, orders and directives of governmental and quasi-governmental bodies and authorities having jurisdiction over the Premises and the Space and Customer shall obtain and keep in continuous effect all licenses, permits and other authorizations required with respect to the business conducted by Customer or Customer's contractors within the Space.

9. EMERGENCY PHONE NUMBERS. Customer shall provide WORLDCOM with means of access to the Space and except in the case of an emergency, upon not less than twenty-four (24) hours' notice, WORLDCOM shall have the unrestricted right to enter the Space for the purpose of inspecting the same. Customer shall, upon execution of this Agreement, provide WORLDCOM with a twenty-four (24) hour maintenance telephone number for trouble notification and resolution by inserting said telephone number(s) in the WORLDCOM Collocate Schedule(s). In addition, Customer shall place such number at a visible location outside but near the Space.

10. SOLE USE OF SPACE BY CUSTOMER. Customer acknowledges that it has been granted only a limited license to occupy the Space; that it has not been granted any real property interest in the Space; that neither this Agreement nor any interest created herein shall be assigned, mortgaged, subleased, encumbered or otherwise transferred by Customer and that neither the Space nor any part thereof shall be encumbered in any manner by reason of any act or omission on the part of Customer, or used or occupied, or permitted to be used or occupied, by anyone other than Customer in conformity with this Agreement. Any attempt to allow the use or occupancy of the Space by anyone other than Customer or to assign, mortgage, sublease or encumber any rights under this Agreement, unless otherwise previously agreed to in writing by WORLDCOM, shall be void; and in such event, WORLDCOM shall have the immediate right to terminate this Agreement as to the affected relevant Space.

11. DEFAULT. If (i) any payment due pursuant to this Agreement shall remain unpaid for a period of ten (10) days after the same shall become due and payable, or (ii) Customer fail to perform or fulfill any other covenant or provision of this Agreement and such failure is not remedied within thirty (30) days after the receipt of written notice thereof from WORLDCOM; or (iii) Customer should interconnect with any other party in contravention of this Agreement, then, and in that event, Customer shall be in default under this Agreement and any license granted hereunder shall thereupon, at WORLDCOM'S sole discretion and election and by virtue of this express stipulation, expire and terminate and be of no further force or effect as to the affected relevant Space. In the event of default by Customer, Customer agrees to pay any and all reasonable costs incurred by WORLDCOM in the enforcement of this Agreement, including reasonable attorney's fees. Any extension of time granted to Customer by WORLDCOM to cure a default shall be effective only if made in writing. WORLDCOM'S granting of an extension, failing to act with respect to any default, or waiving any default shall not constitute a permanent waiver by WORLDCOM of its rights hereunder with respect to any future act or default by Customer, or any failure to cure such default within any extension period granted by WORLDCOM.

     Customer may be deemed to be in default of this Agreement if Customer has failed to pay any sums due WORLDCOM under any collocate schedule, under the following conditions, only: i) the failure to pay any proper fee or charge hereunder by Customer where such failure continues for forty-five (45) days after receipt of notice by Customer that WORLDCOM intends to exercise its rights hereunder to terminate; or ii) the failure to reasonably commence the cure of a nonmonetary default hereunder which failure continues for a period of forty-five
(45) days after receipt of notice by Customer to the same effect as i), above; or iii) the failure to complete the cure of a nonmonetary default hereunder which failure continues for a period of forty-five (45) days after such cure could reasonably have been completed, and notice to that effect has been received by Customer wherein WORLDCOM has expressly advised customer in such notice that WORLDCOM intends to take the action described in i), just above


------------------------------------------------------------------------------
                             CONFIDENTIAL MATERIALS

                            Collocate Contract No. ____________________________
                            Collocate Schedule No. ____________________________
                                     Amendment No. ____________________________
                                           CRF No. ____________________________
                               Credit Approval No. ____________________________


12. NOTICES. All notices, consents, and other communications required or permitted hereunder shall be in writing and shall be mailed or delivered as set forth in this Paragraph 12 (or to such additional or other persons, at such other address or addresses as any be designated by notice of the appropriate party.) Mailed communications shall be sent by United States certified or registered mail, postage prepaid or by a generally recognized overnight delivery system such as Federal Express. Such communications shall be deemed effective upon delivery to WORLDCOM or Customer, as the case may be, at their respective business addresses shown at the end of this agreement.

13. LIMITATION OF LIABILITY AND INDEMNIFICATION.

     (a) WORLDCOM shall take reasonable precautions to avoid actual damage to the Space and/or the Equipment; however, except for actual damage to the Space and/or the Equipment caused by the gross negligence or willful misconduct of WORLDCOM, its agents, employees or affiliated companies, WORLDCOM'S liability for damages incurred by Customer for any other cause whatsoever shall be limited to the charges due WORLDCOM under this Agreement. As used in this Subparagraph 13(a) the term "actual damages" shall mean no more than the cost to restore the Space to a state substantially similar to that which existed as of the Billing Commencement Date and the cost to repair the Equipment to a state of working order or the replacement value of the Equipment if such damage renders said Equipment beyond a reasonable state of repair.

     (b) WORLDCOM shall not be liable to Customer nor any other person, firm or entity for any incidental, indirect, special, consequential, punitive or reliance damages of any nature whatsoever regardless of the foreseeability thereof (including, but not limited to, any claim from any client, customer, third party or patron for loss of services, lost profits or lost revenues) arising under or in connection with this Agreement, or the performance hereunder, arising from any breach, or partial breach, or potential breach of the provisions of this Agreement, or arising out of any act or omission by either WORLDCOM or Customer, their respective employees, servants or agents whether based on breach of contract, breach of warranty, negligence or any other theory of liability.

     (c) Customer shall indemnify, defend and hold harmless WORLDCOM and its agents, servants, employees and affiliates from any claims, demands, actions, damages, charges, expenses, fees, liability, judgments, and costs (including attorney's fees) arising from: (i) Customer's use or enjoyment of the Space or Services, or the use by any third party permitted by Customer to visit or utilize the Space, Services or Premises, unless caused by WORLDCOM'S gross negligence or willful misconduct; (ii) breach or nonperformance of any covenant or obligation of Customer contained herein, or (iii) arising out of the violation of any law or regulation by Customer. Customer's obligation to assume, protect, defend, indemnify and save WORLDCOM harmless shall extend to protect WORLDCOM'S officers, directors, agents, employees and any corporate shareholder of WORLDCOM or its affiliates, and Customer shall continue to indemnify, defend and hold harmless WORLDCOM for so long as any of the named indemnitees may be subjected to claims or suits calling for such obligations; provided, however, Customer shall not be obligated to indemnify, end or hold harmless WORLDCOM and the named indemnitees from claims, demands, actions, damages, liability, judgments, expenses and costs arising from or asserted by third parties against WORLDCOM on account of physical property damage to such third party's property located upon the Premises (exclusive of the Space) or personal injury to such third party to the extent such damage is caused by any gross negligence or willful misconduct of WORLDCOM or its agents or employees.

     (d) Customer shall be responsible to pay or repay WORLDCOM for any expense, fee, or loss suffered or paid by WORLDCOM due to fire, casualty, injury or other charge made against WORLDCOM as a result of Customer's use, occupancy of or conduct within the Space. WORLDCOM shall have no liability of any kind whatsoever to Customer or any person, firm or entity for any act or omission of WORLDCOM, its agents or employees excepting only as follows: WORLDCOM, at its own expense shall indemnify Customer and hold Customer harmless with respect to any and all loss, damage, liability or expense asserted against Customer by a third party on account of any physical property damage to such third party's property located upon the Premises (exclusive of the Space) or personal injury to such third party caused solely by the gross negligence or willful misconduct of WORLDCOM or its agents or employees arising out of WORLDCOM'S performance of this Agreement. WORLDCOM'S obligation to indemnify and hold Customer harmless shall extend to Customer's officers, directors, employees, agents, and any corporate shareholder of Customer, and shall continue only for so long as any of the named indemnitees may be subject to claims or suits calling for such obligations.

14. USE. With respect to each WORLDCOM Collocate Schedule executed by Customer (whether simultaneously with or after the date of this Agreement), Customer shall continually maintain per Space not less than (i) $7,000.00 in monthly recurring interexchange service charges from WORLDCOM, and/or (ii) $21,000.00 in monthly measured and per call switched service charges from WORLDCOM (the "Monthly Minimum"), at least a portion of which interexchange service and/or switched service must originate/terminate in the Space in question. If Customer requests more than four (4) racks or cabinets with respect to any individual Space, the Monthly Minimum with respect to the relevant Space will be subject to adjustment as determined in WORLDCOM'S reasonable judgment, which modified amount will be set forth in the applicable WOLRDCOM Collocate Schedule(s). If Customer fails to maintain the Monthly Minimum and relevant increase or decrease, if any, with respect to any Space. WORLDCOM may, in its reasonable judgment and upon ninety (90) days' notice to Customer, terminate this Agreement with respect to the affected relevant Space.

15. EMINENT DOMAIN. In the event of a taking by eminent domain (or a conveyance by any Landlord of all or any portion of the Premises to an entity having the power of eminent domain after receipt of actual notice of the threat of such taking) of all or any portion of the Premises so as to prevent, in WORLDCOM'S sole determination, the utilization by Customer of the Space in the Premises, this Agreement shall terminate as of the date of such taking or conveyance with respect to the Space which is affected by such taking or conveyance and the Basic Fee and other relevant fee(s) paid or to be paid by Customer shall be proportionately reduced at WORLDCOM'S discretion. Except as set forth below, Customer shall have no claim against WORLDCOM for the value of the unexpired Term of the license affected thereby (or any portion thereof) or any claim or right to any portion of the amount that might be awarded to the Landlord of the Premises or to WORLDCOM as a result of any payment for condemnation or



                             CONFIDENTIAL MATERIALS
-------------------------------------------------------------------------------

                                Collocate Contract No. ________________________
                                Collocate Schedule No. ________________________
                                         Amendment No. ________________________
                                               CRF No. ________________________
                                   Credit Approval No. ________________________


damages. Nothing contained in this Agreement shall prohibit Customer from seeking any relief or remedy against the condemning authority in the event of an eminent domain proceeding or condemnation which affects the Space

16. DAMAGE TO PREMISES. If the building in which the Premises are located is damaged by fire or other casualty, WORLDCOM shall give immediate notice to Customer of such damage. If such damage is the result of Customer's negligence or use of the Space or Services, Customer shall reimburse WORLDCOM for all cost, expense, loss or damage resulting from such negligence or use of the Space or Services. If a Landlord or WOLRDCOM exercises an option to terminate a particular Lease due to damage or destruction of the Premises, or if WORLDCOM decides not to rebuild such building or portion thereof in which the Space is located, this Agreement shall terminate as of the date of such damage or decision as to the affected Space and the Basic Fee and other relevant Fee(s) paid by Customer shall be proportionately reduced. If neither the Landlord of the affected Premises nor WORLDCOM exercises the right to terminate, WORLDCOM shall repair the particular Space to substantially the same condition it was prior to the damage. In the event WORLDCOM shall fail to complete the repairs within a time period considered reasonable under telecommunications industry standards, Customer shall thereupon have the option to terminate this Agreement with respect to the affected Space, which option shall be the sole remedy available to Customer against WORLDCOM under this Agreement relating to such failure. If the Space or any portion thereof shall be rendered untenantable by reason of such damage, the Basic Fee and other Fee(s) for such Space shall proportionately abate, based on the amount of square footage which is rendered untenantable, for the period from the date of such damage to the date when such damage shall have been repaired for the portion of the Space rendered untenantable.

17. FORCE MAJEURE. Notwithstanding any other provision of the Agreement, neither party shall be deemed in default of this Agreement for delay, failure in performance, loss or damage due to any of the following force majeure conditions: fire, stake, explosion, power blackout, earthquake, flood, war, water, the elements, labor disputes, civil disturbance, government requirement, civil or military authority, acts of God, inability to secure transportation facilities, acts or omissions of transportation carriers, or other causes beyond their reasonable control, whether or not similar to the foregoing. Any party failing timely to perform its obligation under this Agreement must take all reasonable steps to remedy its nonperformance or delay in performance with the least possible delay in order to mitigate the adverse effect of its nonperformance upon the other party to this Agreement.

18. LIEN ON EQUIPMENT. WORLDCOM shall have no rights to or interest in the Equipment other than statutory rights, if any, granted a landlord with respect to the property of a tenant (commercial or residential) other than those set forth in this Agreement. Except as provided herein, the Equipment shall remain the sole property of Customer. However, in the event Customer fails to pay WORLDCOM for amounts due hereunder and is in default of this Agreement, WORLDCOM shall have a lien upon the Equipment and all other personal property of Customer which may be located in or upon the Premises. Customer hereby specifically waives any and all exemption allowed by law with respect to such lien. Such lien, (subject to the rights of third parties, if any, with security interests in the Equipment, including, but not necessarily limited to, third party commercial lenders, equipment lessors and factors, whether or not such security interests have been perfected), may be enforced by WORLDCOM for Customer's failure to pay amounts due hereunder by the taking and selling of such Equipment and/or property, (said sale to be made in a commercially reasonable manner upon thirty (30) days' written notice to Customer), or such lien may be enforced in any other lawful manner available at the sole option of WORLDCOM. The lien provided for herein shall not, before default by Customer, be recordable as a security interest in the Equipment and shall only arise in the event Customer fails to pay such charges.

19. CONDUCT IN SPACE AND PREMISES. Customer shall abide by WORLDCOM'S and any applicable Landlord's rules with regard to Customer's conduct in the Premises. Such rules include, but are not limited to, a prohibition against smoking in the Space or the Premises by Customer's employees, agents, representatives, contractors, subcontractors, invitees or licensees. Further, Customer shall maintain the Space in a clean and safe condition, including but not limited to the preclusion of storing hazardous or combustible materials in the Space

20. ASSIGNMENT - CHANGE IN CONTROL. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors or assigns. Except as security for financing or in connection with the enforcement of any security interests so granted. Customer shall not assign or transfer this Agreement to any third party which is not an existing affiliate or subsidiary of Customer as of the date of this Agreement without the prior written consent of WORLDCOM, which consent shall not be unreasonably withheld or delayed. If Customer makes such an assignment or transfer without the written consent of WORLDCOM, WORLDCOM may immediately cancel this Agreement. In the event Customer sells or transfers substantially all of as assets to another party and WORLDCOM agrees in writing to assign or transfer this Agreement to such party, Customer shall require the purchaser, as a condition of such sale, to agree that the purchaser shall fully assume this Agreement and continue to perform all of the obligations of Customer under this Agreement.


                             CONFIDENTIAL MATERIALS
 ------------------------------------------------------------------------------

                             Collocate Contract No. ___________________________
                             Collocate Schedule No. ___________________________
                                      Amendment No. ___________________________
                                            CRF No. ___________________________
                                Credit Approval No. ___________________________


21. ENTIRE AGREEMENT AND FUTURE MODIFICATION OF AGREEMENTS. This Agreement, attached Exhibits and the WORLDCOM Collocate Schedule(s) identified herewith and made a part hereof along with two certain Letters of Intent between the parties, all of which together contain the entire agreement of the parties with respect to the Space delineated in each WORLDCOM Collocate Schedule to the date hereof. No other prior agreements or understanding pertaining to such Collocate Space shall be legally effective. This Agreement may only be modified in a writing duly and validly signed by both parties in interest at the time of modification. Customer specifically acknowledges that neither WORLDCOM nor any agent or employee of WORLDCOM has made any representations, warranties or promises except as expressly set forth in this Agreement and in the WORLDCOM Collocate Schedule(s) identified herewith.

22. NO WAIVERS. A waiver by either party of any of the covenants or agreements hereof to be performed by the other party shall not be construed to be a waiver of any succeeding breaches thereof or of any other covenants or agreements herein contained to be performed by the other party.

23. SEVERABILITY; LEGAL COMPLIANCE. It is the intention of the parties to comply with all applicable federal, state and local statutes, orders, regulations and case law in the performance of this Agreement. To the extent that any provision fails to comply with any such requirements or is otherwise held to be invalid, illegal or unenforceable, such provision shall be considered null and void but the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by provisions that are acceptable to both parties, are valid, legal and enforceable, and come as close as possible to reflect accurately the intentions of the parties underlying the invalid, illegal or unenforceable provision or provisions, so long as such replacement provisions do not have the effect of frustrating the basic business purposes and expectations of both parties. In such latter event, either party shall have the right to terminate this Agreement upon written notice to the other.

24. NATURE OF RELATIONSHIP OF PARTIES. Nothing contained herein shall be deemed to create a relationship between Customer and WORLDCOM of employer and employee, master and servant, principal and agent, contractor and subcontractor, co-venturers, partners or any similar relationship within the meaning of any law or otherwise. This Agreement shall not constitute either party as the agent for or principal of the other for any purpose.

25. REPRESENTATIONS AND WARRANTIES. Each party represents and warrants that it has taken all requisite corporate or partnership action to approve execution, delivery and performance of this Agreement and that this Agreement constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms. Customer further warrants that it is a legally existing, properly licensed and valid business entity in good standing with all governmental entities having authority or jurisdiction over Customer or Customer's business. Customer acknowledges that it has not been induced to enter into this Agreement by any representation or promise not specifically expressed in this Agreement. Any modification made hereto shall not be valid and binding unless in writing and signed by both Parties.

26. GENERAL PROVISIONS.

     (a) The Space provided for hereunder is subject to the condition that it shall not be used for any unlawful purpose.
     (b) This Agreement shall be construed under the laws of the State of California without regard to choice of law principles.
     (c) The terms and provisions contained in this Agreement that by their sense and context are intended to survive the performance thereof by the parties hereto shall survive the completion of performance and termination of this Agreement, including, without limitation, the making of any and all payments due hereunder.
     (d) Descriptive headings in this Agreement are for convenience only and shall not affect the construction of this Agreement.
     (e) Words having well known technical or trade meanings shall be so construed, and all listings of items shall not be taken to be exclusive, but shall include other items whether similar or dissimilar to those listed, as the context reasonably requires.
     (f) No rule of construction requiring interpretation against the draftsman hereof shall apply in the interpretation of this Agreement.
     (9) Signature below acknowledges Customer's agreement to and acceptance of the "Standards for Customer Responsibility" set forth in the Collocate Schedule(s) Exhibit 11.

27. CONFIDENTIALITY.

From time to time during the Term, the parties may deem it necessary to provide each other with confidential information ("Confidential Information") Confidential Information is defined as information marked appropriately and transferred pursuant to this Agreement and shall include, without limitation, formulas, processes, designs, photographs, plans, samples, equipment, equipment performance reports, subscriber lists, pricing information, studies, findings, inventions, ideas, drawings, schematics, sketches, specifications, parts lists, technical data, databases, software in any form, flowcharts, algorithms and other business and technical information. Excluded from Confidential Information is that information for which the recipient can demonstrate: (a) that the recipient had the information in its possession without confidential limitation prior to disclosure, or (b) that the recipient independently developed the information, or (c) that the information is known or becomes known to the general public without breach of this Agreement, or (d) that the recipient received the information from a third party rightfully and without confidential limitation.




                             CONFIDENTIAL MATERIAL
--------------------------------------------------------------------------------

                             Collocate Contract No. ___________________________
                             Collocate Schedule No. ___________________________
                                      Amendment No. ___________________________
                                            CRF No. ___________________________
                                Credit Approval No. ___________________________

The parties agree that the receiving party of Confidential Information shall:

          (i) Maintain the confidentiality of such Confidential Information and not disclose it to any third party, except as authorized by the original disclosing party. Such Confidential Information includes both oral and visual Confidential Information;

          (ii) Restrict disclosure of Confidential Information to employees who have a "need to know" such information in connection with their employment. Such Confidential Information shall be handled with the same degree of care which the receding party applies to its own Confidential Information;

         (iii) Take precautions necessary and appropriate to guard the confidentiality of Confidential Information, including informing as employees who handle such confidential Information that it is confidential and not to be disclosed to others, but in no event, less than reasonable care;

          (iv) Use such Confidential Information only as required in performance of this Agreement;

          (v) Acknowledge that the Confidential Information is and shall at all times remain the property of the disclosing party.

No use of any Confidential Information is permitted except as otherwise provided herein or as required by law, and no grant under any proprietary rights is hereby given or intended, including any license, implied or otherwise.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

WORLDCOM NETWORK SERVICES, INC.(R)  CUSTOMER: TELEHUB NETWORK SERVICES
                                              CORPORATION

BY: /s/ Richard J. Knapp                     /s/ Herbert H. Swinburne
    ----------------------                   ---------------------------
     (Signature)                                  (Signature)
    RICHARD J. KNAPP                            HERBERT H. SWINBURNE
--------------------------                   ---------------------------
     (Print Name)                                 (Print Name)
Director, Custom Managed Solutions Group        President
----------------------------------------     ---------------------------
     (Title)                                      (Title)
          4-3
----------------------- , 1998               -------------------- , 199_
     (Date Approved)                              (Date Signed)


     Business Address:                       Customer Business Address:
WORLDCOM NETWORK SERVICES, INC.(R)          TeleHub Network Services Corporation
Mail Drop 1.1-205A                        --------------------------------------
6929 N. Lakewood Ave.                     1375 Tri-State Pkwy., #250
Tulsa, Oklahoma 74117-1808                --------------------------------------
Attn:  Collocate Analyst                  Gurnee, IL 60031
Email: william.hunt@wcom.com              --------------------------------------
     TEL: (918) 590-3004                  Attn: Vice President, Network Services
                                          --------------------------------------
                                                  TEL: 847-782-2000
                                          --------------------------------------


 ------------------------------------------------------------------------------
                             CONFIDENTIAL MATERIALS